Exhibit 24(b)(8.56)

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

            This First Amendment dated as of June 1, 2016, by and between Voya Retirement Insurance and Annuity Company (the “Company”), and one or more of The Lazard Funds, Inc., an open-end series investment company (the "Fund"), Lazard Asset Management Securities LLC, the Fund’s principal underwriter (“Distributor”), and Lazard Asset Management LLC, the investment adviser to each mutual fund comprising the Fund and the parent company of the Distributor (“LAM”) is made to the Fund Participation Agreement dated as of October 23, 2000 (the “Agreement”).  Terms defined in the Agreement are used herein as therein defined.

NOW, THEREFORE, for good and valuable consideration the adequacy of which is hereby acknowledged, the parties agree as follows:

1.                  Effective September 1, 2014, ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) was renamed Voya Retirement Insurance and Annuity Company.

2.                  Distributor assumes all rights, duties and obligations of Lazard Freres & Co. LLC’s in and under the Agreement.

3.                  To the extent that the Agreement obligates Distributor, the Fund or their affiliates (other than LAM) to pay any fees to Company other than those fees indirectly payable to Company pursuant to the Fund’s distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “Plan”), LAM shall solely be responsible for payment to Company of such fees, and none of Distributor, the Fund or any of their affiliates (other than LAM) shall have any responsibility or liability for payment of such fees.  The Distributor shall solely be responsible for payment to Company  of fees indirectly payable to Company pursuant to the Plan, and none of LAM, the Fund or any of their affiliates (other than the Distributor) shall have any responsibility or liability for the payment of such fees.  LAM hereby is made a party to the Agreement for the sole purpose set forth in this Section 3.

4.                  Schedule B and Schedule C to the Agreement shall be deleted in their entirety and replaced with the Schedule B and Schedule C attached hereto.

5.         Except as specifically amended above, the Agreement shall remain in full force and effect in accordance with its terms.

6.         This amendment may be executed in multiple counterparts of like form, each of which, when executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement effective as of the date written above.

[Signature Page Follows]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:       /s/ Michelle Sheiowitz
            Name:  Michelle Sheiowitz
            Title:  Vice President

            Date:  June 14, 2016

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:       /s/ Charles L. Carroll
            Name:  Charles L. Carroll
            Title:  President

            Date:  6/20/16

LAZARD ASSET MANAGEMENT LLC (solely with respect to Section 3 above.)

By:       /s/ Charles L. Carroll
            Name:  Charles L. Carroll
            Title:  Deputy Chairman

            Date:  6/20/16

THE RETIREMENT SERIES, INC.

By:       /s/ Stephen St. Clair
            Name:  Stephen St. Clair
            Title:  Treasurer

            Date:  6/20/16

schedule B

Portfolio Name	Class	Symbol	CUSIP
Lazard Capital Allocator Opportunistic Strategies Portfolio	Open	LCAOX	52106N483
Lazard Developing Markets Equity Portfolio	Open	LDMOX	52106N467
Lazard Emerging Markets Core Equity Portfolio	Open	ECEOX	52106N244
Lazard Emerging Markets Debt Portfolio	Open	LEDOX	52106N129
Lazard Emerging Markets Equity Blend Portfolio	Open	EMBOX	52106N418
Lazard Emerging Markets Equity Portfolio**	Open	LZOEX	52106N764
Lazard Emerging Markets Income Portfolio	Open	LEIOX	52107V674
Lazard Emerging Markets Multi Asset Portfolio	Open	EMMOX	52106N145
Lazard Enhanced Opportunities Portfolio	Open	LEOOX	52107V476
Lazard Explorer Total Return Portfolio	Open	LETOX	52106N269
Lazard Fundamental Long/Short Portfolio	Open	LLSOX	52107V641
Lazard Global Dynamic Multi Asset Portfolio	Open	GDMOX	52107V344
Lazard Global Equity Select Portfolio	Open	GESOX	52107V716
Lazard Global Fixed Income Portfolio	Open	LZGOX	52106N285
Lazard Global Listed Infrastructure Portfolio	Open	GLFOX	52106N442
Lazard Global Realty Equity Portfolio	Open	LITOX	52106N350
Lazard Global Strategic Equity Portfolio	Open	LSTOX	52107V 542
Lazard International Equity Portfolio	Open	LZIOX	52106N830
Lazard International Equity Concentrated Portfolio	Open	LCNOX	52107V 575
Lazard International Equity Select Portfolio	Open	LZESX	52106N657
Lazard International Small Cap Equity Portfolio	Open	LZSMX	52106N772
Lazard International Strategic Equity Portfolio	Open	LISOX	52106N582
Lazard US Corporate Income Portfolio	Open	LZHOX	52106N681
Lazard US Equity Concentrated Portfolio	Open	LEVOX	52106N574
Lazard US Mid Cap Equity Portfolio	Open	LZMOX	52106N715
Lazard US Realty Equity Portfolio	Open	LREOX	52106N319
Lazard US Realty Income Portfolio	Open	LRIOX	52106N335
Lazard US Short Duration Fixed Income Portfolio	Open	UMNOX	52106N376
Lazard US Small-Mid Cap Equity Portfolio	Open	LZCOX	52106N780
Lazard US Strategic Equity Portfolio	Open	LZUOX	52106N632
Portfolio Name	Class	Symbol	CUSIP
Lazard Capital Allocator Opportunistic Strategies Portfolio	Institutional	LCAIX	52106N491
Lazard Developing Markets Equity Portfolio	Institutional	LDMIX	52106N475
Lazard Emerging Markets Core Equity Portfolio	Institutional	ECEIX	52106N251
Lazard Emerging Markets Debt Portfolio	Institutional	LEDIX	52106N111
Lazard Emerging Markets Equity Blend Portfolio	Institutional	EMBIX	52106N392
Lazard Emerging Markets Equity Portfolio**	Institutional	LZEMX	52106N889
Lazard Emerging Markets Income Portfolio	Institutional	LEIIX	52107V682
Lazard Emerging Markets Multi Asset Portfolio	Institutional	EMMIX	52106N137
Lazard Enhanced Opportunities Portfolio	Institutional	LEOIX	52107V484
Lazard Explorer Total Return Portfolio	Institutional	LETIX	52106N277
Lazard Fundamental Long/Short Portfolio	Institutional	LLSIX	52107V658
Lazard Global Dynamic Multi Asset Portfolio	Institutional	GDMIX	52107V351
Lazard Global Equity Select Portfolio	Institutional	GESIX	52107V724
Lazard Global Fixed Income Portfolio	Institutional	LZGIX	52106N293
Lazard Global Listed Infrastructure Portfolio	Institutional	GLIFX	52106N459
Lazard Global Realty Equity Portfolio	Institutional	LITIX	52106N368
Lazard Global Strategic Equity Portfolio	Institutional	LSTIX	52107V 559
Lazard International Equity Portfolio	Institutional	LZIEX	52106N400
Lazard International Equity Concentrated Portfolio	Institutional	LCNIX	52107V 583
Lazard International Equity Select Portfolio	Institutional	LZSIX	52106N665
Lazard International Small Cap Equity Portfolio	Institutional	LZISX	52106N806
Lazard International Strategic Equity Portfolio	Institutional	LISIX	52106N590
Lazard US Corporate Income Portfolio	Institutional	LZHYX	52106N699
Lazard US Equity Concentrated Portfolio	Institutional	LEVIX	52106N616
Lazard US Mid Cap Equity Portfolio	Institutional	LZMIX	52106N723
Lazard US Realty Equity Portfolio	Institutional	LREIX	52106N327
Lazard US Realty Income Portfolio	Institutional	LRIIX	52106N343
Lazard US Short Duration Fixed Income Portfolio	Institutional	UMNIX	52106N384
Lazard US Small-Mid Cap Equity Portfolio	Institutional	LZSCX	52106N509
Lazard US Strategic Equity Portfolio	Institutional	LZUSX	52106N624
Portfolio Name	Class	Symbol	CUSIP
Lazard Capital Allocator Opportunistic Strategies Portfolio	R6	RLCPX	52107V 849
Lazard Developing Markets Equity Portfolio	R6	RLDMX	52107V 872
Lazard Emerging Markets Core Equity Portfolio	R6	RLEOX	52107V 732
Lazard Emerging Markets Debt Portfolio	R6	RLEDX	52107V 815
Lazard Emerging Markets Equity Blend Portfolio	R6	RLEBX	52107V 831
Lazard Emerging Markets Equity Portfolio**	R6	RLEMX	52107V 880
Lazard Emerging Markets Income Portfolio	R6	RLEIX	52107V666
Lazard Emerging Markets Multi Asset Portfolio	R6	RLMSX	52107V 799
Lazard Enhanced Opportunities Portfolio	R6	RLZEX	52107V468
Lazard Explorer Total Return Portfolio	R6	RLETX	52107V 740
Lazard Fundamental Long/Short Portfolio	R6	RFLSX	52107V633
Lazard Global Dynamic Multi Asset Portfolio	R6	GDMAX	52107V336
Lazard Global Equity Select Portfolio	R6	RLGEX	52107V690
Lazard Global Fixed Income Portfolio	R6	RLGFX	52107V 757
Lazard Global Listed Infrastructure Portfolio	R6	RLGLX	52107V 856
Lazard Global Realty Equity Portfolio	R6	RLGRX	52107V 765
Lazard Global Strategic Equity Portfolio	R6	RGSTX	52107V 534
Lazard International Equity Portfolio	R6	RLIEX	52107V 500
Lazard International Equity Concentrated Portfolio	R6	RICNX	52107V 567
Lazard International Equity Select Portfolio	R6	RLIQX	52107V 609
Lazard International Small Cap Equity Portfolio	R6	RLICX	52107V 807
Lazard International Strategic Equity Portfolio	R6	RLITX	52107V 708
Lazard US Corporate Income Portfolio	R6	RLCIX	52107V 864
Lazard US Equity Concentrated Portfolio	R6	RLUEX	52107V 104
Lazard US Mid Cap Equity Portfolio	R6	RLMCX	52107V 302
Lazard US Realty Equity Portfolio	R6	RLREX	52107V 773
Lazard US Realty Income Portfolio	R6	RLRIX	52107V 781
Lazard US Short Duration Fixed Income Portfolio	R6	RLSDX	52107V 823
Lazard US Small-Mid Cap Equity Portfolio	R6	RLSMX	52107V 401
Lazard US Strategic Equity Portfolio	R6	RLUSX	52107V 203

Schedule C

Fees to the Company

1.      Servicing Fees.

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Funds, LAM or the Distributor. The Distributor recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived from administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, except with respect to the R6 Share Class, LAM agrees to pay the Company a servicing fee based on the annual rate of X.XX% (.XXXX% monthly) of the average net assets invested in the Funds through the Contracts in each calendar month.

LAM will make such payments to the Company within thirty (30) days after the end of each calendar month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the company for the month and such other supporting data as may be reasonably requested by the Company.

2.      12b-1 Fees

In accordance with the Fund’s plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of X.XX% (X.XXX% monthly) of the average assets invested in the Funds through Contracts in each calendar month.   Distributor will make such payments to the Company within thirty (30) days after the end of each calendar month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the company for the month and such other supporting data as may be reasonably requested by the Company.